Exhibit 99.1

Bruker Corporation Reports First Quarter 2010 Financial Results

BILLERICA, Mass., April 29, 2010 (BUSINESS WIRE)  —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the first quarter ended March 31, 2010.

Q1 GAAP Highlights	Q1-2010	Q1-2009	Growth

• Revenue	$277.7M	$230.5M	+20.5%
• Operating Income	$26.9M	$14.3M	+88.1%
• EPS	$0.10	$0.05	+100%

Financial Results

In the first quarter of 2010, Bruker’s revenue was $277.7 million, an increase of 20.5% compared to revenue of $230.5 in the first quarter of 2009.  Excluding the effects of foreign currency translation, first quarter 2010 revenue increased by 12.4% year-over-year.  In the first quarter of 2010, GAAP revenue increased by 16.4% year-over-year for the Bruker Scientific Instruments (BSI) segment, and by 156% year-over-year for the Bruker Energy & Supercon Technologies (BEST) segment.

Bruker’s operating income in the first quarter of 2010 was $26.9 million, compared to $14.3 million in the first quarter of 2009.  GAAP operating margin for the BSI segment in the first quarter of 2010 was 10.6%, compared to 7.2% in the first quarter of 2009.

Bruker’s GAAP net income for the first quarter of 2010 was $16.1 million, or $0.10 per diluted share, compared to net income of $8.4 million, or $0.05 per diluted share, in the first quarter of 2009.  Included in Bruker’s earnings per share (EPS) for the first quarter 2010 was non-cash stock-based compensation expense of ($0.01) per diluted share, the same as in the first quarter of 2009.  EPS for the BSI segment in the first quarter of 2010 was $0.10, compared to $0.06 in the first quarter of 2009.  EPS for the first quarter of 2010 for the BEST segment was $0.00, compared to a loss of ($0.02) in the first quarter of 2009.

Bruker cash flow from operations for the first quarter 2010 was $5.5 million, compared to $13.1 million in the first quarter of 2009.  Bruker ended the first quarter of 2010 with cash, cash equivalents and restricted cash of $206.6 million, and net cash of $73.4 million.

Comment and Outlook

Frank Laukien, President and CEO, commented: “We are very pleased with our first quarter 2010 results, with strong year-over-year revenue growth and significant improvements in gross and operating margins.  All four operating divisions in our BSI segment delivered double-digit growth year-over-year, and our BEST segment had triple-digit growth for the second quarter in a row.  The industrial and applied markets continued to improve gradually during the first quarter, and overall we recorded healthy new order bookings, including more than $10 million in additional U.S. stimulus orders, all of which contributed to strong backlog at the end of the first quarter.”

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Thursday, April 29, 2010.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 62891829.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT

Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2009, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended March 31,
	2010	2009
Product revenue	$244.0	$202.2
Service revenue	31.5	26.9
Other revenue	2.2	1.4
Total revenue	277.7	230.5

Cost of product revenue	134.2	111.7
Cost of service revenue	17.2	16.1
Total cost of revenue	151.4	127.8
Gross profit	126.3	102.7
Operating Expenses:
Sales and marketing	49.1	42.6
General and administrative	17.0	16.3
Research and development	32.8	29.1
Restructuring and acquisition-related charges	0.5	0.4
Total operating expenses	99.4	88.4
Operating income	26.9	14.3
Interest and other income (expense), net	(0.3)	0.1
Income before income taxes and noncontrolling interest in consolidated subsidiaries	26.6	14.4
Income tax provision	10.6	5.8

Consolidated net income	16.0	8.6
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	(0.1)	0.2
Net income attributable to Bruker Corporation	$16.1	$8.4

Net income per common share attributable to Bruker Corporation shareholders:
Basic and diluted	$0.10	$0.05

Weighted average common shares outstanding:
Basic	164.1	163.3
Diluted	165.6	164.3

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	March 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$206.6	$209.1
Accounts receivable, net	174.9	184.1
Inventories	431.2	422.8
Other current assets	61.6	57.5
Total current assets	874.3	873.5

Property, plant and equipment, net	212.0	223.4
Intangible and other long-term assets	73.3	75.1

Total assets	$1,159.6	$1,172.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$23.6	$22.0
Accounts payable	53.7	49.8
Customer advances	218.3	219.2
Other current liabilities	248.4	249.2
Total current liabilities	544.0	540.2

Long-term debt	109.6	114.6
Other long-term liabilities	88.1	98.4
Total shareholders’ equity	417.9	418.8

Total liabilities and shareholders’ equity	$1,159.6	$1,172.0

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the quarters ended March 31, 2010 and 2009 (unaudited)

(in millions, except per share data)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
	Scientific	Supercon	Adjustments	Bruker
	Instruments	Technologies	& Eliminations	Corporation
March 31, 2010:
Revenue	$260.3	$20.7	$(3.3)	$277.7
Gross profit	122.5	4.1	(0.3)	126.3
Gross profit margin	47.1%	19.8%		45.5%
Operating income (loss)	27.7	(0.5)	(0.3)	26.9
Operating margin	10.6%	(2.4)%		9.7%
Net income (loss) attributable to Bruker Corporation	17.2	(0.8)	(0.3)	16.1
Diluted net income (loss) per common share attributable to Bruker Corporation	$0.10	$(0.00)		$0.10
Weighted average shares outstanding:	165.6	164.1		165.6

March 31, 2009:
Revenue	$223.6	$8.1	$(1.2)	$230.5
Gross profit	101.4	0.7	0.6	102.7
Gross profit margin	45.3%	8.6%		44.6%
Operating income (loss)	16.1	(2.4)	0.6	14.3
Operating margin	7.2%	(29.6)%		6.2%
Net income (loss) attributable to Bruker Corporation	10.2	(2.6)	0.8	8.4
Diluted net income (loss) per common share attributable to Bruker Corporation	$0.06	$(0.02)		$0.05
Weighted average shares outstanding:	164.3	163.3		164.3

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com